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[BAKER & MCKENZIE LETTERHEAD]



                                                  March 26, 1998



Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

          RE: PERFORMANCE FUNDS TRUST (File Nos. 33-46488 and 811-6603)

Dear Sir/Madam:

     As counsel to Performance Funds Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 9 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

     Based upon our review, we advise you that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

     In addition, we hereby consent to the reference to our firm as Counsel in this Amendment.

                                                  Sincerely,


                                                  /s/ Baker & McKenzie
                                                  ----------------
                                                  Baker & McKenzie